         REGISTRATION RIGHTS AGREEMENT, dated as of November 3, 1999, between Let's Talk Cellular & Wireless, Inc., a Florida corporation (the "Company"), and The Chase Manhattan Bank, IBJ Whitehall Bank & Trust Company, Nationsbank, N.A., and Merrill Lynch Business Financial Services Inc. (each a "Lender" and collectively, the "Lenders").

                  WHEREAS, the Company has issued to the Lenders Warrants of even date entitling the Lenders to purchase up to an aggregate of 524,984 shares of Common Stock of the Company (the "Warrants); and

                  WHEREAS, the Lenders have requested that the Company enter into this Agreement as a condition to Lenders entering into Waiver and Amendment No. 6 to the Credit Agreement (as defined in the Warrants), and the Company has so agreed to enter into this Agreement and to issue the Warrants.

                  NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Warrants. The following terms, as used in this Agreement, have the following respective meanings:

                  "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

                  "Warrant Shares" means any shares of Common Stock issued upon exercise of the Warrants.

                                   ARTICLE II

                               Registration Rights

                  2.1. Demand Registration. (a) At any time after the date hereof, upon the written request, from time to time, of any Lender, the Company will use its best efforts to effect expeditiously the registration under the Securities Act of all Warrant Shares requested to be registered; provided, however, that the Company shall not be obligated to effect more than one registration pursuant to this Section 2.1 at the request of each Lender (i.e., up to a total of three registrations).

                  (b) A request pursuant to this Section 2.1 shall state the number of Warrant Shares requested to be registered and the intended method of disposition thereof. If at the time of receipt of any request for registration pursuant to this Section 2.1 there shall be any public sale of Common Stock contemplated or in progress by the Company or, to the knowledge of the Company, by any other Person, then, upon receipt of such request, the Company agrees to notify the holder requesting such registration advising such holder that it may elect to withdraw such request and participate in such public offering pursuant to Section 2.2. Promptly upon receipt of any request pursuant to this Section
2.1 or, if the provisions of the preceding sentence shall be applicable to such request, promptly upon receipt of notice that the requesting holder wishes to maintain its request, the Company will send a notice to all other holders of Warrants and Warrant Shares, together with a copy of the request and, if the provisions of the preceding sentence shall be applicable to such request, notice of such public offering. Such other holders may elect to participate in the registration by notice to the Company given within 30 days following the date of the Company's notice of request for registration.

                  (c) In addition, (i) if the Company has issued and sold to the public, pursuant to a registration statement filed under the Securities Act, any of its securities in an underwritten offering within ninety (90) days prior to the date of its receipt of a request for registration pursuant to this
Section 2.1 and the Company's managing underwriter has advised the Company in writing that the registration of Warrant Shares would materially adversely affect the market for the Common Stock, or (ii) if the Company (A) is in possession of material non-public information involving the Company in connection with a material reorganization, merger, consolidation, acquisition of securities or assets or disposition of securities or assets, (B) determines on the advice of counsel that disclosure of such information would be required in a registration statement, and (C) determines in good faith that disclosure of such non-public information would have a material adverse effect on the Company and its stockholders, the Company shall have the right, which may not be exercised more than once in a twelve month period, to delay the requested registration of Warrant Shares for, in the case of clause (i) above, up to ninety (90) days after the effective date of the Company's earlier registration statement or such shorter period as may be acceptable to the managing underwriter, or, in the case of clause (ii) above, up to ninety (90) days after the date on which such request was made.




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

                  2.2. Incidental Registration. If at any time after the date of issue of the Warrants the Company proposes to register any securities under the Securities Act for sale to the public, the Company shall, not less than 30 nor more than 90 days prior to the proposed date of filing a registration statement under the Securities Act, give written notice to all holders of Warrants and Warrant Shares of its intention to do so. Upon the written request of any holder of Warrants or Warrant Shares given within 30 days after transmittal by the Company of such notice, the Company will use its best efforts to cause Warrant Shares requested to be registered to be so registered under the Securities Act. A request pursuant to this Section 2.2 shall state the number of Warrant Shares requested to be registered and the intended method of disposition thereof. The rights granted in this Section 2.2 shall apply in each case where the Company proposes to register securities regardless of whether such rights may have been exercised previously. Notwithstanding anything herein to the contrary, the Company will not be obligated or required to include any Warrant Shares in any registration effected on Form S-4; on Form S-8 to implement an employee benefit plan (including any option plan) or on any successor forms.

                  2.3. Registration Procedures. If and whenever the Company is required by the provisions of this Article II to use its reasonable best efforts to effect the registration of any securities under the Securities Act, the Company will as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

                  (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same;

                  (c) furnish to each seller and to each duly authorized underwriter of each seller such number of authorized copies of a prospectus, including copies of a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

                  (d) use its best efforts to register or qualify the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the




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

         public sale or other disposition in such jurisdictions of the securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not qualified or to file any general consent to service of process;

                  (e) before filing the registration statement or prospectus or amendments or supplements thereto, furnish to counsel selected by the holders of Warrant Shares included in such registration statement copies of all such documents proposed to be filed, all of which shall be subject to the approval of such counsel;

                  (f) furnish, at the request of any seller, on the date that such seller's securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such securities are not being sold through underwriters, then to the sellers, stating that such registration statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the registration statement, the related prospectus, and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein), (iii) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contacts and other legal documents or instruments are accurate and fairly present the information required to be shown, and such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement, which are not described and filed or incorporated by reference as required; such counsel shall also confirm that he has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto (other than financial material as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading; and (2) a letter dated such date, from the independent certified public accountants of the Company addressed to




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

         the underwriters, if any, and if such securities are not being sold through underwriters, then to the sellers and, if such accountants refuse to deliver such letter to such sellers, then to the Company stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as sellers may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than 5 business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holders holding a majority of the Warrant Shares being so registered may reasonably request;

                  (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such securities; and

                  (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

         2.4. Expenses. All expenses (other than underwriting discounts) incurred in effecting the registrations provided for in this Article II, including without limitation all registration and filing fees (including all expenses incident to filing with the NASD and any securities exchange), printing expenses, fees and disbursements of counsel for the Company, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Subsection 2.3(d) hereof, shall be paid by the Company, and the Company shall pay the reasonable fees and disbursements of one counsel for the holders of Warrant Shares for performance of the normal and customary functions of counsel for selling shareholders in each such registration.

         2.5. Marketing Restrictions. (a) If (i) any holder of Warrants or Warrant Shares wishes to register any Warrant Shares in a registration made pursuant to Section 2.1 hereof, (ii) the offering proposed to be made by such holder or holders is to be an underwritten public offering, (iii) the Company or one or more holders of securities other than Warrants or Warrant Shares to whom the Company has granted registration rights, wish to register securities in such registration and (iv) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering; then the rights of holders of Warrants and Warrant Shares, the Company and the holders of other securities with registration rights to participate in such offering shall be in the following order of priority:

                  First: The holders of Warrants and Warrant Shares requesting registration of Warrant Shares shall be entitled to participate in proportion to the number of Warrant Shares held by each such holder if, pursuant to clause (iv) above, the total amount of securities to be included in the offering will be less than the number of Warrant Shares that all of such holders shall request be registered, but with further pro rata allocations in the event any such holder has requested registration of fewer Warrant Shares than such holder is entitled to have registered; and then

                  Second: The Company and all holders of other securities having the right to include such securities in such registration shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them and the Company;

and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by the Company or any other person (unless such person has already entered into a registration rights agreement with the Company prior to the date hereof with which this restriction would conflict) in a transaction which would require registration under the Securities Act (including any additional offering which is to be registered pursuant to Section 2.1) until the expiration of 90 days after the effective date of the registration statement requested pursuant to this Article II or such shorter period as may be acceptable to the holders of Warrant Shares participating in such underwritten offering.

                  (b) If (i) any holder of Warrants or Warrant Shares requests registration of Warrant Shares under Section 2.2, (ii) the offering proposed to be made is to be an underwritten public offering and (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering; then the rights of the Company and the holders of Warrants, Warrant Shares and other securities having the right to include such securities in such registration to participate in such offering shall be in the following order of priority:





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                  First: If such registration shall have been proposed by the
         Company, the Company shall be entitled to participate to the extent requested by it; or if such registration shall have been requested by the holders of other securities pursuant to a right granted by the Company to request such registration, the Person or Persons requesting such registration shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them; or if such registration shall have been requested by a Person or Persons other than holders of other securities pursuant to a right to request such registration, such Person or Persons shall be entitled to participate pro rata among themselves in accordance with the number of securities held by each such Person with further pro rata allocations to the extent any such Person has requested registration of less securities than such Person is entitled to have registered; and then

                  Second: The holders of Warrants and Warrant Shares, together with the holders of Common Stock requesting registration thereof pursuant to a right granted by the Company to request such registration, shall be entitled to participate pro rata among themselves in accordance with the number of Warrant Shares or shares of Common Stock, as the case may be, held by each such holder with further pro rata allocations to the extent any such holder has requested registration of fewer Warrant Shares or shares of Common Stock, as the case may be, then such holder is entitled to have registered; and then

                  Third: If such registration shall have been requested by a Person or Persons other than the Company, the Company and the holders of securities (other than Warrants and Warrant Shares) having the right to include such securities in such registration shall be entitled to include securities in such registration in accordance with the relative priorities, if any, as shall exist among them; or if such registration shall have been requested by the Company, the holders of securities other than Warrants, Warrant Shares or securities having the right to include such securities in such registration shall have the right to participate in accordance with the relative priorities as shall exist among them;

and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the Securities Act (including any additional offering which is to be registered pursuant to Section 2.1) until the expiration of 90 days after the effective date of the registration statement in which Warrant Shares were included pursuant to Section 2.2 or such shorter period as may be acceptable to the holders of Warrant Shares who may be participating in such offering.

                  2.6. Termination of Rights. Notwithstanding the foregoing provisions of this Article II, the rights to registration shall terminate as to any particular Warrant Shares when (a) such Warrant Shares shall have been




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effectively registered under the Securities Act or Registration Laws and sold by the holder thereof in accordance with such registration or (b) written opinions, to the effect that such Warrant Shares may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sales, shall have been received from counsel for both the Company and the holders thereof.

                  2.7. Compliance with Rule 144. At the request of any holder of Warrants or Warrant Shares who proposes to sell Warrant Shares in compliance with Rule 144 of the Securities and Exchange Commission, or any similar Rule, assuming that at such time the provisions of such Rule are applicable to such holder and, in the event such holder is or could be deemed to be an "affiliate" of the Company, the Company is then required to file reports under Section 13 or 15(d) of the Exchange Act, the Company shall (a) forthwith furnish to such holder a written statement as to its compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule as such Rule may be amended from time to time and (b) make such additional filings of reports with the Securities and Exchange Commission as will enable the holders to make sales of Warrant Shares pursuant to such Rule.

                  2.8. Company's Indemnification. In the event of any registration under the Securities Act of any Warrant Shares pursuant to this
Article II, the Company hereby agrees to execute an agreement with any underwriter participating in the offering thereof containing such underwriter's standard form representations and indemnification provisions and to indemnify and hold harmless each holder disposing of Warrant Shares, each Person, if any, who controls such holder within the meaning of the Securities Act and each other Person (including each underwriter) who participates in the offering of Warrant Shares, against any losses, claims, damages or liabilities, joint or several, to which such holder, controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Warrant Shares are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such holder, controlling person and participating person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any case to any such holder, controlling person or participating person to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity




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with written information furnished to the Company by an instrument duly executed by such holder or controlling or participating person, as the case may be, specifically for use in the preparation thereof.

                  2.9. Indemnification by Holder. As a condition of the Company's obligation under this Article II to effect any registration under the Securities Act, there shall be delivered to the Company an agreement or agreements duly executed by each holder for whom Warrant Shares are to be so registered, whereby such holder agrees to indemnify and hold harmless the Company, each person referred to in clause (1), (2) or (3) of Section 11(a) of the Securities Act in respect of the registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such person or such other controlling person may become subject under the Securities Act or otherwise, but only to the extent that the losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Warrant Shares are to be registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each case, is made in or omitted from the registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder specifically for use in the preparation thereof; provided, however, that the indemnification obligations of each such holder shall be limited to the total consideration received by such holder from the sale of Warrant Shares pursuant to such registration.

                  2.10. If the indemnification provided for in Section 2.8 or
2.9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  2.11. Notification of and Participation in Actions. Promptly after receipt by an indemnified party under this Article II of notice of commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Article II, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability unless the indemnifying party can demonstrate that it has actually been prejudiced thereby and will not relieve it from any liability which it may have to any indemnified party otherwise than under this Article II. In case any such action is brought against the holder of any Warrant Shares and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to said holder of Warrant Shares. In case any such action is brought against the Company and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the Company, and, after notice from the indemnifying party to the Company of its election to assume the defense thereof, the indemnifying party will not be liable to the Company under this Article II for any legal or other expenses subsequently incurred by the Company, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this
Section 2.11 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                                   ARTICLE III

                              Benefits of Agreement

                  The obligations of the Company under this Agreement shall inure to the benefit of, and be enforceable by, the Lenders and their respective successors and assigns as holders from time to time of Warrants or Warrant Shares.


                                   ARTICLE IV

                                  Miscellaneous

                  4.1. No Inconsistent Agreements. The Company will not, at any time after the effective date of this Agreement, enter into, and is not now a party to or otherwise bound by, any agreement or contract (whether written or oral) with respect to any of its securities which is inconsistent in any respect with the registration rights granted by the Company pursuant to this Agreement.

                  4.2. No Other Grant of Registration Rights. The Company will not at any time grant to any other persons any rights with respect to the registration of any securities of the Company which have priority or are inconsistent with the registration rights granted by the Company pursuant to this Agreement.

                  4.3. Notices. Notices and other communications provided for herein shall be in writing and shall be given in the manner and with the effect provided in the Warrants. Such notices and communications shall be addressed:

                  (a) if to a holder of Warrants, to its address as shown on the books maintained by the Warrant Agency (as defined in the Warrants), unless such holder shall notify the Company and the Warrant Agency that notices and communications should be sent to a different address (or telex number), in which case such notices and communications shall be sent to the address (or telex number) specified by such holder; and

                  (b) if to a holder of Warrant Shares, to its address as shown on the stock transfer records of the Company, unless such holder shall notify the Company that notices and communications should be sent to a different address (or telex number), in which case such notices and communications shall be sent to the address (or telex number) specified by such holder.

                  4.4. Waivers; Amendments. No failure or delay of any holder of Warrants or Warrant Shares in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of such holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Agreement may be amended, modified or waived only by an agreement in writing signed by the party against whom enforcement thereof is sought or the predecessor in interest of such party and any such waiver shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, no amendment, modification or waiver of any provision of this Agreement shall be effective against a holder of Warrants or Warrant Shares unless (a) agreed to in writing by such holder or (b) agreed to in writing by such holder's predecessor in interest and notation thereof is set forth on the certificate evidencing such holder's Warrants or Warrant Shares as the case may be. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  4.5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                  4.6. Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein or in the Warrants or in any certificate or other instrument delivered by or on behalf of it in connection with this Agreement, the Warrants or the Warrant Shares shall be considered to have been relied upon by the holders of Warrants and Warrant Shares and shall survive the issuance and delivery of the Warrants and Warrant Shares regardless of any investigation made by such holder, and shall continue in full force and effect so long as this Agreement is in effect. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

                  4.7. Covenants To Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  4.8. Severability. In case any one or more of the provisions contained in this Agreement, the Warrants shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  4.9. Section Headings. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed, all as of the day and year above written.


                                 LET'S TALK CELLULAR &
                                   WIRELESS, INC.



                                 By /s/ Daniel Cammarata
                                   ---------------------------------------------
                                   Name:  Daniel Cammarata
                                   Title: CFO



                                 THE CHASE MANHATTAN BANK



                                 By /s/ Paula C. Cummings
                                   ---------------------------------------------
                                   Name:  Paula C. Cummings
                                   Title: Vice President



                                 IBJ WHITEHALL BANK & TRUST COMPANY



                                 By /s/ Patricia G. McCormack
                                   ---------------------------------------------
                                   Name:  Patricia G. McCormack
                                   Title: Director



                                 MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.



                                 By /s/ Hugh E. Johnson
                                   ---------------------------------------------
                                   Name:  Hugh E. Johnson
                                   Title: Vice President



                                 NATIONSBANK, N.A.



                                 By /s/ Oscar A. Bruni, Jr.
                                   ---------------------------------------------
                                   Name:  Oscar A. Bruni, Jr.
                                   Title: Vice President